UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)           On January 24, 2024, the Compensation Committee of the Board of Directors of Quanterix Corporation (the “Company”) approved the 2024 annual cash incentive plan (the “2024 AIP”). Amounts earned under the 2024 AIP will be based on the achievement of defined corporate and personal performance objectives relating to financial, operational and functional matters. Each of the Company’s executive officers has been assigned a target award amount established as a percentage of the executive’s base salary earned in 2024. The Company’s chief executive officer, Masoud Toloue, and chief financial officer, Vandana Sriram, have target awards of $650,000 and $312,312, respectively, under the 2024 AIP. Amounts payable could be higher or lower based on the achievement level of defined objectives.

In addition, on January 24, 2024, the Compensation Committee authorized (i) the amendment of the employment agreement of Dr. Toloue to provide for salary continuation for twenty-four (24) months and (ii) the amendment of the employment agreement of Ms. Sriram to provide for salary continuation for twelve (12) months, if the Company terminates such executive’s employment without cause, or if such executive resigns for good reason, and the effective date of such termination occurs within the ninety (90) day period immediately preceding or the twelve (12) month period immediately following a change-in-control.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Vandana Sriram
Vandana Sriram
Chief Financial Officer

Date: January 30, 2024